4 December 2000



Mr. Thomas Nebel
9502 N.E. 13th Street
Clyde Hill, Washington 98004

Re:   Termination of Right of First Refusal Agreement
      -----------------------------------------------

Dear Tom:

     This will acknowledge the receipt today of your letter of 28 November 2000 notifying me of your wish to terminate the Right of First Refusal Agreement between us dated 23 November 1987.

     In addition to acknowledging the receipt of this notice, I hereby waive the 10 day notice provision so that the agreement between us dated 23 November 1987 is terminated as of the date of this letter.

     If you need further documentation, please advise.

     With my best wishes to you and Laurel, I remain,

                                       Cordially,



                                       /s/ Brian P. Burns
                                       ------------------
                                       Brian P. Burns

BPB/jld